As filed with the Securities and Exchange Commission on June 9, 2025.

Registration No. 333-287864

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________

AMENDMENT NO. 2
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________________

AURA MINERALS INC.
(Exact Name of Registrant as Specified in Its Charter)

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British Virgin Islands	1000	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Aura Technical Services Inc.
3390 Mary St,
Suite 116, Coconut Grove,
Florida, 33133, United States
+1 (305) 239 9332
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

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c/o Aura Technical Services Inc.
3390 Mary St,
Suite 116, Coconut Grove,
Florida, 33133, United States
+1 (305) 239 9332
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

___________________________________

Copies to:

Manuel Garciadiaz Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 +1 (212) 450-4000	Donald Baker John Guzman White & Case LLP 1221 Avenue of the Americas New York, NY 10020 +1 (212) 819-8200

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 2 to the Registration Statement on Form F-1 of Aura Minerals Inc. (the “Company’) is to amend the exhibit index and to submit exhibits 96.3, 96.4 and 94.7 that exceed the SEC file size limitations for a single submission. Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note, Part II, including the signature page and the exhibit index, and the exhibits filed herewith. This Amendment No. 2 does not contain a copy of the prospectus that was included in the Company’s Registration Statement on Form F-1 and is not intended to amend or delete any part of the prospectus.

Part II
Information Not Required in Prospectus

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

According to the Registrant’s Articles of Association, the directors and executive officers of the company shall be indemnified by the company for any reasonable expenses incurred and for any loss or damage suffered in connection with any action, lawsuit or proceeding to which they have been a party as a result of their position as director or executive officer, to the extent that such director or executive officer acted honestly and in good faith and, in the case of criminal or administrative proceedings, the relevant director or executive officer had reasonable grounds to believe that their conduct was lawful. We maintain liability insurance which insure our directors and officers against liability which he or she may incur in his or her capacity as such.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have not issued and sold securities without registering the securities under the Securities Act other than as set forth below.

On January 13, 2025, in connection with our acquisition of Bluestone Resources Inc., we issued an aggregate of 146,519,452 non-interest bearing contingent value rights, or “CVRs” as partial consideration for the Bluestone shares. Each CVR entitles the holder thereof to a potential cash payment of up to C$0.2120, payable in three equal installments, contingent upon Era Dorada achieving commercial production over a 20-year term.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)    Exhibits.

The following documents are filed as part of this registration statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1**	Memorandum and Articles of Association of the Registrant
5.1*	Opinion of Harney Westwood & Riegels (BVI) LP, British Virgin Islands counsel of Aura Minerals Inc., as to the validity of the common shares.
10.1**	Omnibus Incentive Plan
10.2**#	Trafigura Copper Concentrate Offtake Agreement dated May 21, 2024.
10.3**	English Translation of Indenture dated September 8, 2024 Relating to Second Issuance of Debentures
10.4**	English Translation of Amendment No. 1 to Indenture Relating to Second Issuance of Debentures dated September 25 2024
10.5**	English Translation of Amendment No. 2 to Indenture Relating to Second Issuance of Debentures dated October 15 2024
10.6**	English Translation of Credit Note between Cascar Brasil Mineracao Ltda and Banco Santander (Brasil) S.A., Luxembourg Branch dated September 5, 2023
10.7**	English Translation of Swap Agreement between Aura Almas Mineracao S.A. and Itau Unibanco S.A. dated October 15 2024
10.8**	Guarantee between Aura Minerals Inc. and Itau Unibanco S.A. dated January 21, 2025 relating to the Swap Agreement between Aura Almas Mineracao S.A. and Itau Unibanco S.A. dated October 15, 2024
10.9**	Loan Agreement between Mineracao Apoena S.A. and Banco Bradesco S.A., acting through its Grand Cayman Branch dated December 17, 2024
10.10**	English translation of Credit Agreement between Aranzazu Holding S.A. de C.V. and Banco Santander Mexico, S.A., Institucion de Banca Multiple, Grupo Financero Santander Mexico dated August 14, 2024
10.11**#	Share Purchase Agreement between AngloGold South America Limited, Cascar Do Brasil Mineracao Ltda and Aura Minerals Inc. dated June 2, 2025
16.1**	Letter of Grant Thornton Auditores Independentes Ltda to the SEC.
21.1**	List of subsidiaries of the registrant.

Exhibit No.	Description
23.1**	Consent of KPMG Auditores Independentes, Independent Registered Public Accounting Firm.
23.2**	Consent of Grant Thornton Auditores Independentes Ltda, Independent Registered Public Accounting Firm.
23.3*	Consent of Harney Westwood & Riegels (BVI) LP (included in Exhibit 5.1).
23.4**	Consent of SLR Consulting (Canada) Ltd
23.5**	Consents of Farshid Ghazanfari
23.6**	Consents of Luiz Eduardo Campos Pignatari
23.7**	Consents of Homero Delboni Jr
23.8**	Consent of Branca Horta de Almeida Abrantes
23.9**	Consent of Bruno Yoshida Tomaselli
23.10**	Consent of SRK Consulting (U.S.), Inc.
23.11**	Consent of Porfirio Cabaleiro Rodriguez
23.12**	Consent of Kirkham Geosystems Ltd.
24.1**	Powers of Attorney (included on signature page to the registration statement).
96.1**	S-K 1300 Technical Report Summary and Mineral Resource Estimate entitled S-K 1300 Technical Report Summary, Aranzazu Mine, Zacatecas, Mexico
96.2**

S-K 1300 Technical Report Summary and Mineral Resource Estimate entitled Technical Report Summary on the Feasibility Study for the Borborema Gold Project, Currais Novos Municipality, Rio Grande do Norte, Brazil

96.3	S-K 1300 Technical Report Summary and Mineral Resource Estimate entitled S-K1300 Technical Report Summary Apoena Mine (EPP Complex) Mineral Resource and Mineral Reserve, Mato Grosso, Brazil
96.4	S-K 1300 Technical Report Summary and Mineral Resource Estimate entitled S-K 1300 Technical Summary, Almas Project, Tocantins State, Brazil
96.5**	S-K 1300 Technical Report Summary and Mineral Resource Estimate entitled Technical Report Summary on the Feasibility Study for the Matupá Gold Project, Matupá Municipality, Mato Grosso, Brazil
96.6**	S-K 1300 Technical Report Summary and Mineral Resource Estimate entitled S-K 1300 Technical Report Summary, San Andrés Mine, Department of Copán, Honduras
96.7	S-K 1300 Technical Report Summary Initial Assessment, Era Dorada Gold Project, Jutiapa, Guatemala
107**	Calculation of Filing Fee Table.

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*        To be filed by amendment.

**      Previously filed.

#        Portions of this exhibit have been omitted as the registrant has determined that (i) the omitted information is not material and (ii) the omitted information is of the type that the registrant customarily and actually treats as private or confidential.

(b)    Financial Statement Schedules.

No financial statement schedules are provided because the information called for is not applicable or is shown in the financial statements or notes thereto.

ITEM 9. UNDERTAKINGS

The undersigned hereby undertakes:

(a)     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)     The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Miami, Florida, on this ninth day of June, 2025.

AURA MINERALS INC.
By:	/s/ Rodrigo Barbosa
Name:	Rodrigo Barbosa
Title:	President and Chief Executive Officer
By:	/s/ João Kleber Cardoso
Name:	João Kleber Cardoso
Title:	Chief Financial Officer and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ Rodrigo Barbosa	President and Chief Executive Officer (principal executive officer)	June 9, 2025
Rodrigo Barbosa
/s/ João Kleber Cardoso	Chief Financial Officer and Corporate Secretary	June 9, 2025
João Kleber Cardoso	(principal financial officer and principal accounting officer)
*	Chairman/Director	June 9, 2025
Paulo Carlos de Brito
*	Director	June 9, 2025
Stephen Keith
*	Director	June 9, 2025
Bruno Mauad
*	Director	June 9, 2025
Pedro Turqueto
*	Director	June 9, 2025
Paulo Carlos de Brito Filho
*	Director	June 9, 2025
Richmond Lee Fenn
*	Aura Technical Services Inc.	June 9, 2025
Rodrigo Velazquez	Authorized representative in the United States
*
By:	/s/ Rodrigo Barbosa
Name:	Rodrigo Barbosa
Title:	Attorney-in-Fact
By:	/s/ João Kleber Cardoso
Name:	João Kleber Cardoso
Title:	Chief Financial Officer and Corporate Secretary

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